CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

HomeStreet, Inc. 401(k) Savings Plan
Seattle, Washington
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-207427) of HomeStreet, Inc. of our report dated June 15, 2018, relating to the financial statements and supplemental schedule of the HomeStreet, Inc. 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

Seattle, Washington
June 15, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-207427 on Form S-8 of our report dated June 26, 2017, relating to the 2016 statement of net assets available for benefits of the HomeStreet, Inc. 401(k) Savings Plan appearing in this Annual Report on Form 11-K of the HomeStreet, Inc. 401(k) Savings Plan for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP
Seattle, Washington
June 15, 2018